For the semi-annual period ended January 31, 2003
File number 811-09439

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Strategic Partners Small Cap Growth Fund (JP Morgan Fleming segment)

1.   Name of Issuer
	Hilb Rogal & Hamilton Co.

2.   Date of Purchase
	11/07/2002

3.   Number of Securities Purchased
	1,300

4.   Dollar Amount of Purchase
	$49,530

5.   Price Per Unit
	$38.10

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Merrill Lynch

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER



Ban
c of
Ame
rica
Secu
rities
Merr
ill
Lyn
ch
Mor
gan
Stan
ley
&
Co
Sand
ler,
O'N
eil
&
Part
ners
Step
hens
Inc.
Coc
hran
,
Caro
nia
Secu
rities
Dav
enpo
rt &
Com
pany
Ferri
s,
Bak
er
Watt
s
Inc.
Jann
ey
Mon
tgo
mer
y
Scot
t
Keef
e,
Bru
yette
&
Woo
ds
Leg
g
Mas
on
Woo
d
Wal
ker
Inc.